Exhibit 5.1
May 3, 2024
PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413

Re:	PAR Technology Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to PAR Technology Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholder named therein of up to 583,817 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), consisting of (i) 73,530 shares of Common Stock (the “Issued Shares”) and (ii) 510,287 shares of Common Stock (the “Warrant Shares”) issuable by the Company upon exercise of a common stock purchase warrant, amended as of January 2, 2024, in favor of PAR Act III, LLC (the “Warrant”).
In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.the Issued Shares are validly issued, fully paid and non-assessable; and
2.The Warrant Shares, when issued pursuant to the terms of the Warrant and for the consideration specified therein, will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Gibson, Dunn & Crutcher LLP
200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com

PAR Technology Corporation	May 3, 2024 Page 2
Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP